Exhibit 99.1

Oncolytics Biotech® Provides Update on Intellectual Property Strategy and Patent Filings

Track 1 manufacturing patent application and additional planned filings to potentially extend patent coverage beyond 2044

SAN DIEGO, CA, January 8, 2026 – Oncolytics Biotech® Inc. (Nasdaq: ONCY) (“Oncolytics” or the “Company”), a clinical-stage immunotherapy company developing pelareorep, today provided an update on the status of its intellectual property (“IP”) portfolio and ongoing efforts to extend patent protection for pelareorep as part of the company’s long-term value creation and development strategy.

In early Q3 2025, Oncolytics filed a Track 1 prioritized examination patent application with the United States Patent and Trademark Office (“USPTO”) focused on manufacturing-related innovations for pelareorep. If granted, this patent application could result in granted claims with a potential term extending to 2044, significantly lengthening the commercial runway for pelareorep.

The company received initial written feedback from the USPTO in Q4 2025. Based on the Track 1 timeline, Oncolytics expects a final action in Q3 2026 regarding this manufacturing patent application.

In addition, Oncolytics plans to file one or more additional patent applications relating to the manufacture and method-of-use covering novel therapeutic uses of pelareorep. If allowed, this could provide potential IP protection beyond 2044.

“Extending our intellectual property runway is a core pillar of our strategy,” said Jared Kelly, Chief Executive Officer of Oncolytics. “As pelareorep continues to demonstrate meaningful clinical activity across gastrointestinal cancers, it is critical that we protect the innovation behind both how the therapy is manufactured and how it is used. These efforts are designed to give pelareorep the best possible chance to impact patients’ lives—particularly those with very limited treatment options—while also increasing long-term value for our shareholders.”

Oncolytics stated that it expects to continue pursuing additional IP opportunities in 2026 as part of a comprehensive approach to supporting late-stage development, potential regulatory approvals, and future commercialization of pelareorep.

About Oncolytics Biotech Inc.

Oncolytics is a clinical-stage biotechnology company developing pelareorep, an investigational intravenously delivered double-stranded RNA immunotherapeutic agent. Pelareorep has demonstrated encouraging results in multiple first-line pancreatic cancer studies, two randomized Phase 2 studies in metastatic breast cancer, and early-phase studies in anal and colorectal cancer. It is designed to induce anti-cancer immune responses by converting immunologically “cold” tumors “hot” through the activation of innate and adaptive immune responses.

The Company is advancing pelareorep in combination with chemotherapy and/or checkpoint inhibitors in metastatic pancreatic and breast cancers, of which both development programs have received Fast Track designation from the FDA, and other gastrointestinal tumors. Oncolytics is actively pursuing strategic partnerships to accelerate development and maximize commercial impact. For more about Oncolytics, please visit: www.oncolyticsbiotech.com or follow the Company on social media on LinkedIn and on X @oncolytics.

Forward-looking statements

This press release contains forward-looking statements, within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and forward-looking information under applicable Canadian securities laws (such forward-looking statements and forward-looking information are collectively referred to herein as “forward-looking statements”). Forward-looking statements contained in this press release include statements regarding beliefs as to the potential, registration, mechanism of action and benefits of pelareorep as a cancer therapeutic; Oncolytics’ Track 1 prioritized examination patent application with the USPTO, and the results and timing thereof; Oncolytics’ plan to file additional patent applications relating to pelareorep, the results of these patent applications, and the potential duration of the IP protection; expectations relating to outcomes of ongoing and future studies, and anticipated timing for the presentation of analysis and data from these studies; Oncolytics’ plan to continue actively pursuing strategic partnerships; its goals, strategies and objectives, including with respect to IP protection; and its belief in the clinical promise of pelareorep in metastatic gastrointestinal cancers. In any forward-looking statement in which Oncolytics expresses an expectation or belief as to future results, such expectations or beliefs are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will be achieved. These statements involve known and unknown risks and uncertainties that may cause actual results to differ materially from those anticipated. These risks include, but are not limited to, regulatory outcomes, trial execution, financial resources, access to capital markets, and market dynamics. Please refer to Oncolytics’ public filings with securities regulators in the United States and Canada for more information. The Company assumes no obligation to update forward-looking statements, except as required by law.

Company Contact

Jon Patton

Director of IR & Communication

jpatton@oncolytics.ca

Investor Relations for Oncolytics

Mike Moyer

LifeSci Advisors

+1-617-308-4306

mmoyer@lifesciadvisors.com

Media Contact for Oncolytics

Owen Blaschak

LifeSci Communications

oblaschak@lifescicomms.com